Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 27, 2021, relating to the financial statements and financial highlights of Simplify Exchange Traded Funds comprising Simplify Interest Rate Hedge ETF, Simplify Nasdaq 100 PLUS Convexity ETF, Simplify Nasdaq 100 PLUS Downside Convexity ETF, Simplify US Equity PLUS Convexity ETF, Simplify US Equity PLUS Downside Convexity ETF, Simplify US Equity PLUS Upside Convexity ETF, Simplify Volt Cloud and Cybersecurity Disruption ETF, Simplify Volt Fintech Disruption ETF, Simplify Volt Pop Culture Disruption ETF, Simplify Volt RoboCar Disruption and Tech ETF, Simplify Volatility Premium ETF, and Simplify US Equity PLUS GBTC ETF for the period ended June 30, 2021, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Other Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of Simplify Commodity Strategy ETF, Simplify Gold Strategy ETF and Simplify Growth Equity PLUS Upside Convexity ETF under the headings “Independent Registered Public Accounting Firm” in the Prospectuses and Statements of Additional Information.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Cleveland, Ohio

October 27, 2021